EXHIBIT (1)



                            Agreement of Joint Filing

      Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:   April 26, 2004


                                                  ------------------------------

                                                  Bruce Galloway



                                                  GCM SECURITY PARTNERS, LLC

                                                  By:
                                                      --------------------------
                                                      Bruce Galloway
                                                      Managing Member